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                                                                   EXHIBIT 14(b)
[QUARLES & BRADY LETTERHEAD]



                               February 20, 1996




Securities and Exchange Commission
Division of Investment Management
Judiciary Plaza
450 Fifth Street, N.W.
Washington DC  20549

  Re:  PRINCIPAL PRESERVATION PORTFOLIOS, INC.
       REGISTRATION STATEMENT ON FORM N-14

Ladies and Gentlemen:

  We hereby consent to the inclusion in Principal Preservation Portfolios, Inc.'s (the "Registrant's") Registration Statement on Form N-14 (the "Registration Statement") to be filed with the Commission on or about February 21, 1996 of our opinion as to the legality of the securities being registered pursuant to such Registration Statement. We also consent to the inclusion in such Registration Statement of our tax opinion relating to the reorganization of the Registrant's Insured Tax-Exempt Portfolio into the Registrant's Tax-Exempt Portfolio. The shares of the Registrant's Portfolio covered by the Registration Statement are being issued in connection with this reorganization transaction.

  We also consent to the Registrant's use of our name as it appears in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of the Registration Statement.

                                                  Very truly yours,

                                                  QUARLES & BRADY


                                                  /s/ Fredrick G. Lautz
                                                  Fredrick G. Lautz

291:ba
760314.41101